Exhibit 99.1

Orthofix Announces Leadership Changes

9/12/2023

Catherine Burzik Appointed Interim Chief Executive Officer

Geoffrey Gillespie Appointed Interim Chief Financial Officer

Puja Leekha Appointed Interim Chief Legal Officer

LEWISVILLE, Texas - (BUSINESS WIRE) - Orthofix Medical Inc. (NASDAQ: OFIX), a leading global spine and orthopedics company, today announced that Catherine Burzik, Chair of the Orthofix Board of Directors, has been appointed Interim Chief Executive Officer; Geoffrey Gillespie, Orthofix Vice President, Corporate Controller, has been appointed Interim Chief Financial Officer; and Puja Leekha, Orthofix Senior Vice President, Chief Ethics and Compliance Officer, has been appointed Interim Chief Legal Officer. The appointments are effective immediately and follow the unanimous decision by the Board’s independent directors to terminate for cause Keith Valentine, John Bostjancic and Patrick Keran from those respective roles. The Board also requested that Mr. Valentine resign from the Board. The Board will immediately begin a search for permanent successors.

The Board’s decision follows an investigation conducted by independent outside legal counsel and directed and overseen by the Company’s independent directors. As a result of the investigation, the Board determined that each of these executives engaged in repeated inappropriate and offensive conduct that violated multiple code of conduct requirements and was inconsistent with the Company’s values and culture. These matters are unrelated to and do not impact the Company’s strategy, results of operations or previously filed financial statements.

Catherine Burzik, Chair of the Orthofix Board, said, “Orthofix’s core values are built around fostering, cultivating and preserving a culture that is respectful, and we do not condone harassing or inappropriate conduct or statements of any kind. We require all employees - and especially our leaders - to behave in accordance with the Company’s values. The Board did not make these decisions lightly. We believe they are necessary to ensure our employees, investors, customers, and other stakeholders have confidence in the Company’s leaders.”

Stuart Essig, Ph.D., Chair of the Board’s Nominating, Governance & Sustainability Committee, said, “Cathy is among the most respected executives in medtech with more than 30 years of experience across the diagnostics, life sciences and medical device industries. Her leadership on the Orthofix Board and her record guiding other global companies, including as CEO, made her the natural choice to serve as Interim CEO at Orthofix. We know that Cathy, along with our proven business unit leaders and teams, will help ensure the continued execution of the Company’s strategy and a smooth transition while the Board conducts its executive search.”

Ms. Burzik continued, “Sales momentum and progress on integration initiatives demonstrate the strength of our differentiated spine and orthopedics solutions, and the caliber of our business unit leaders and teams that know how to execute. Our expanded portfolio is driving cross-selling opportunities, making us a stronger partner to distributors and the surgeons who rely on our technology for the patients they treat.”

Ms. Burzik added, “With our merger closed earlier this year, I have come to know well our business leaders and have the utmost confidence in them. We are fortunate to benefit from a broad team who has a solid understanding of our combined company, is executing our integration plan and is delivering the benefits we expected when the transaction was announced. The appointments today tap into this talent. We thank Geoff and Puja for stepping into their expanded roles. I look forward to working closely with them and the outstanding teams across the organization.”

Investor Conferences

The Company noted that it will not be participating at the Morgan Stanley conference on September 13, 2023 as previously announced and that the investor day planned for September 20, 2023 has been postponed.

About Interim CEO Catherine Burzik

Catherine Burzik was re-appointed Chair of the Orthofix Board in June 2023. She previously served as the Company’s Chair of the Board from 2021 to 2022 before assuming the position of Lead Independent Director of the new combined board that was formed from the merger of SeaSpine and Orthofix.

She was President and Chief Executive Officer of Kinetic Concepts, Inc., a global medical device company, from 2006 until the Company’s sale in 2011. Prior to that, Ms. Burzik served as President of Applied Biosystems Group and held senior executive positions at Eastman Kodak and Johnson & Johnson, including Chief Executive Officer and President of Kodak Health Imaging Systems and President of Ortho-Clinical Diagnostics, Inc., a Johnson & Johnson company.

Currently Ms. Burzik is a member of the Board of Directors of Becton, Dickinson and Company, where she Chairs the Quality and Regulatory Compliance Committee and serves on the Corporate Governance and Nominating Committee. Additionally, she serves as Chairman Emeritus of StemBioSys, Inc. and Chairman Emeritus of the American College of Wound Healing and Tissue Repair.

Ms. Burzik previously served on the Board of Directors for the San Antonio Branch of the Dallas Federal Reserve Board, Allscripts, Inc., Bausch & Lomb, Cordis Corporation, Haemonetics Corporation and AdvaMed.

In 2019, Ms. Burzik received the AdvaMed Lifetime Achievement Award that honors accomplishments of pioneers in the medical technology industry whose contributions have had a significant impact on patients’ lives and the industry as an essential part of America’s economy.

She holds a Bachelor of Arts in Mathematics from Canisius University and a Master of Arts Degree in Mathematics from the University of Buffalo.

About Interim CFO Geoffrey Gillespie

Geoffrey Gillespie has served as the Vice President-Corporate Controller of Orthofix since May 2021, and previously served as Senior Director of U.S. Accounting and Consolidations for over nine years.

Prior to joining Orthofix, Mr. Gillespie held various financial reporting management roles at Flowserve, and prior to that, at Deloitte for over seven years.

Mr. Gillespie holds a Bachelor of Applied Science in Accounting and Finance from the University of Utah and a Masters of Business Administration in Finance from Baylor University.

About Interim Chief Legal Officer Puja Leekha

Puja Leekha joined Orthofix in 2023 as Senior Vice President, Chief Ethics and Compliance Officer. In this role she is responsible for all aspects of the Company’s compliance program and policies, ensuring that Orthofix’s business practices and interactions with health care professionals are compliant with current legal and industry standards in all global markets.

Prior to joining Orthofix, Ms. Leekha spent more than 18 years in a variety of legal and compliance roles within the medical device and pharmaceutical industries, including with Stryker and Lundbeck Pharmaceuticals, and as a litigator with the law firm now known as Faegre Drinker Biddle & Reath LLP defending medical device and pharmaceutical companies in product liability actions. Her clients included Johnson & Johnson companies such as DePuy Orthopaedics.

She holds a Bachelor of Science degree in Biomedical Engineering with a Biotechnology specialization from Northwestern University and a Juris Doctor from Washington University School of Law in St. Louis. She was the Managing Editor of the Washington University Global Studies Law Review and served as a law clerk for a federal court judge.

About Orthofix

On January 5, 2023, Orthofix and SeaSpine merged to form a leading global spine and orthopedics company with a comprehensive portfolio of biologics, innovative spinal hardware, bone growth therapies, specialized orthopedic solutions, and a leading surgical navigation system. Its products are distributed in approximately 68 countries worldwide.

The Company is headquartered in Lewisville, Texas and has primary offices in Carlsbad, CA, with a focus on spine and biologics product innovation and surgeon education, and Verona, Italy, with an emphasis on product innovation, production, and medical education for orthopedics. The combined Company’s global R&D, commercial and manufacturing footprint also includes facilities and offices in Irvine, CA, Toronto, Canada, Sunnyvale, CA, Wayne, PA, Olive Branch, MS, Maidenhead, UK, Munich, Germany, Paris, France and Sao Paulo, Brazil. A new name for the combined entity will be announced at a future date; the Company will continue to operate as Orthofix until said announcement.

Forward-Looking Statements

This news release may include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” “continue” or other comparable terminology. Orthofix cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that are based on the Company’s current expectations and assumptions. Each forward-looking statement contained in this news release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: the ability of newly launched products to perform as designed and intended and to meet the needs of surgeons and patients, including as a result of the lack of robust clinical validation; and the risks identified under the heading “Risk Factors” in Orthofix Medical Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the Securities and Exchange Commission (SEC) on March 6, 2023. The Company’s public filings with the Securities and Exchange Commission are available at www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date when made. Orthofix does not intend to revise or update any forward-looking statement set forth in this news release to reflect events or circumstances arising after the date hereof, except as may be required by law

Media Relations

Denise Landry

DeniseLandry@orthofix.com

214.937.2529

Investor Relations

Louisa Smith, Gilmartin Group

IR@orthofix.com

Source: Orthofix Medical Inc.